Exhibit 4.1

AMENDMENT NO. 1

Dated as of June 26, 2007

To that Certain

BANK CREDIT AGREEMENT

Dated as of March 31, 2006

among

FRESENIUS MEDICAL CARE AG & Co. KGaA,

FRESENIUS MEDICAL CARE HOLDINGS, INC.

and the other Borrowers and Guarantors identified therein,

BANK OF AMERICA, N.A.,
as Administrative Agent,

DEUTSCHE BANK AG NEW YORK BRANCH,
as Sole Syndication Agent,

THE BANK OF NOVA SCOTIA,
CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
and
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents,

and

THE LENDERS PARTY THERETO

BANC OF AMERICA SECURITIES LLC
and
DEUTSCHE BANK SECURITIES INC.,
as Joint Lead Arrangers and Book Running Managers

AMENDMENT NO. 1

THIS AMENDMENT NO. 1, dated as of June 26, 2007 (this “Amendment”), of that certain Bank Credit Agreement referenced below is by and among FRESENIUS MEDICAL CARE AG & Co. KGaA, a German partnership limited by shares (“FMCAG”), FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation (“FMCH”), and the other Borrowers identified herein, the Guarantors identified herein, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Bank Credit Agreement.

W I T N E S S E T H

WHEREAS, a $1.0 billion revolving credit facility has been established pursuant to the terms of that certain Bank Credit Agreement (as amended and modified, the “Bank Credit Agreement”) and a $3.6 billion term loan credit facility, consisting of a $1.85 billion Tranche A Term Loan and a $1.75 billion Tranche B Term Loan, has been established pursuant to the terms of that certain Term Loan Credit Agreement (as amended and modified, the “Term Loan Credit Agreement”), in each case, dated as of March 31, 2006 by and among FMCAG, FMCH, and certain subsidiaries and affiliates as borrowers and guarantors identified therein, the lenders identified therein and Bank of America, N.A., as Administrative Agent and Collateral Agent;

WHEREAS, the Borrowers have requested amendment of the terms of the Bank Credit Agreement to increase the aggregate amount of certain Indebtedness permitted under the Bank Credit Agreement;

WHEREAS, the Lenders have agreed to the requested amendment on the terms and conditions set forth herein and have directed the Administrative Agent to enter into this Amendment on their behalf;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendment of the Bank Credit Agreement.  Subject to the terms and conditions set forth herein, subsection (g) of Section 8.01 of the Bank Credit Agreement are amended as follows:

‘‘(g) senior Funded Debt of FMCAG and its Subsidiaries in an aggregate principal amount at any time outstanding of up to

(i) $500 million in senior notes, plus

(ii) an additional amount of $700 million (or the Dollar Equivalent thereof on the date on which the amount is fixed, to the extent that any such Indebtedness is denominated other than in Dollars), provided that not more than $550 million of such additional amount under this clause (ii) may be issued, assumed or guaranteed by the Credit Parties generally;”

2. Conditions Precedent.  This Amendment shall become effective upon satisfaction of the following conditions, in form and substance reasonably satisfactory to the Administrative Agent:

(a) receipt by the Administrative Agent of executed copies of the consent and direction letter to this Amendment from the Required Lenders;

(b) receipt by the Administrative Agent of executed copies of the signature pages to this Amendment from the Credit Parties;

(d) Amendment No. 1 to the Term Loan Credit Agreement shall be effective; and

(e) payment of all fees and expenses (including fees and expenses of counsel to the Administrative Agent) in connection with this Amendment.

The Administrative Agent will promptly notify the Credit Parties and the Lenders when the conditions to the effectiveness of the amendment provisions of Section 1 of this Amendment have been met and will confirm that those provisions are effective. The provisions of Section 1 shall not be effective until the Administrative Agent shall have given such confirmation.

3. Representations and Warranties; Defaults.  The Credit Parties affirm the following:

(a) all necessary action to authorize the execution, delivery and performance of this Amendment has been taken;

(b) after giving effect to this Amendment, the representations and warranties set forth in the Bank Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period); and

(c) immediately before and immediately after giving effect to this Amendment, no Default or Event of Default shall exist.

4. Guarantor Acknowledgment.  Each Guarantor acknowledges and consents to all of the terms and conditions of this Amendment and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Guarantor’s obligations under the Credit Documents.

5. Full Force and Effect.  Except as modified hereby, all of the terms and provisions of the Bank Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

6. Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen PLLC.

7. Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party’s original executed counterpart.

8. Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS AND GUARANTORS:	FRESENIUS MEDICAL CARE AG & Co. KGaA, a German partnership limited by shares, represented by FRESENIUS MEDICAL CARE MANAGEMENT AG, a German corporation, its general partner

By:
Name:
Title:

By:
Name:
Title:

FMC FINANCE S.à r.l. LUXEMBOURG-V, a
private limited company (société à responsabilité limitée) organized under the laws of Luxembourg

By:
Name:
Title:

BORROWER AND GUARANTOR:	FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation

By:
Name:
Title:

CO-BORROWERS AND GUARANTORS:

NATIONAL MEDICAL CARE, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF ALABAMA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF FLORIDA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF GEORGIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF ILLINOIS, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF INDIANA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC, a Delaware limited liability company
BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NEW JERSEY, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF OHIO, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF TEXAS, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC., a Delaware corporation
FRESENIUS USA MANUFACTURING, INC., a Delaware corporation
FRESENIUS USA MARKETING, INC., a Delaware corporation
FRESENIUS USA, INC., a Massachusetts corporation
SAN DIEGO DIALYSIS SERVICES, INC., a Delaware corporation
SPECTRA LABORATORIES, INC., a Nevada corporation
WSKC DIALYSIS SERVICES, INC., an Illinois corporation
EVEREST HEALTHCARE INDIANA, INC., an Indiana corporation

By:
Name:
Title:

GUARANTOR:	FRESENIUS MEDICAL CARE NORTH AMERICA HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Fresenius Medical Care US Vermögensverwaltungs GmbH and Co. KG, a German limited partnership Its General Partner

By:	Fresenius Medical Care Vermögensverwaltungs GmbH, a German limited liability company
Its General Partner

By:
Name:
Title:

GUARANTORS:	FRESENIUS MEDICAL CARE DEUTSCHLAND GmbH, a German limited liability company

By:
Name:
Title:

By:
Name:
Title:

FRESENIUS MEDICAL CARE BETEILIGUNGSGESELLSCHAFT mbH, a German
limited liability company

By:
Name:
Title:

By:
Name:
Title:

FRESENIUS MEDICAL CARE US
BETEILIGUNGSGESELLSCHAFT mbH, a German
limited liability company

By:
Name:
Title:

GUARANTORS:	FRESENIUS MEDICAL CARE US ZWEI BETEILIGUNGSGESELLSCHAFT mbH, a German limited liability company

By:
Name:
Title:

FRESENIUS MEDICAL CARE US DREI
BETEILIGUNGSGESELLSCHAFT mbH,
a German limited liability company

By:
Name:
Title:

FMC TRUST FINANCE S.à r.l. LUXEMBOURG, a
private limited company (société à responsabilité limitée) organized under the laws of Luxembourg

By:
Name:
Title:

FMC FINANCE II S.à r.l., a private limited
company (société à responsabilité limitée) organized under the laws of Luxembourg

By:
Name:
Title:

By:
Name:
Title:

GUARANTORS:	FMC TRUST FINANCE S.à r.l. LUXEMBOURG-III, a private limited company (société à responsabilité limitée) organized under the laws of Luxembourg

By:
Name:
Title:

FMC FINANCE S.à r.l. LUXEMBOURG-IV,
a private limited company (société à responsabilité limitée) organized under the laws of Luxembourg

By:
Name:
Title:

NATIONAL MEDICAL CARE OF SPAIN, S.A., a corporation (sociedad anónima) organized under the laws of Spain

By:
Name:
Title:

By:
Name:
Title:

GUARANTORS:	BIO-MEDICAL APPLICATIONS MANAGEMENT COMPANY, INC., a Delaware corporation
NMC A, LLC, a Delaware limited liability company
BIO-MEDICAL APPLICATIONS OF ARIZONA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF MAINE, INC., a Delaware corporation
EVEREST HEALTHCARE HOLDINGS, INC, a Delaware corporation
FRESENIUS MANAGEMENT SERVICES, INC, a Delaware corporation
FMS NEW YORK, INC., a Delaware corporation RENAL CARE GROUP, INC., a Delaware corporation
DIALYSIS CENTERS OF AMERICA-ILLINOIS, INC., an Illinois corporation
STAT DIALYSIS CORPORATION, a Delaware corporation
RENAL CARE GROUP OF THE MIDWEST, INC., a Kansas corporation
BIO-MEDICAL APPLICATIONS OF MARYLAND, INC., a Delaware corporation
FRESENIUS SECURITIES, INC., a California corporation
SRC HOLDING COMPANY, INC., a Delaware corporation

By:
Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., for itself in its capacities as Administrative Agent and Collateral Agent and on behalf of the Lenders

By:
Name:
Title: